InspireMD Announces 1 For 4

Reverse Split Of Common Stock

TEL AVIV, Israel, DEC 20 – InspireMD, Inc. (“InspireMD” or the “Company”) (OTC: NSPR) announced that it is effectuating a one-for-four reverse stock split of the Company’s common stock.

The consolidated common shares will begin trading on a split-adjusted basis when the market opens on December 21, 2012 on the OTC Bulletin Board under the temporary symbol NSPRD.

At the effective time of the reverse split, every four shares of InspireMD’s issued and outstanding common stock will automatically be converted into one issued and outstanding share of common stock, without any change in the par value per share. All fractional shares will be rounded up to the nearest whole share.

Company officials said the reverse split was undertaken as part of the process to prepare the Company’s shares for listing on a national U.S. exchange.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the OTC under the ticker symbol NSPR.

About MGuard™ Embolic Protection Coronary Stent

MGuard™ EPS combines a coronary stent merged with an embolic protection specifically designed for acute MI patients. The embolic protection is comprised of an ultra-thin polymer micron net that is integrated with the stent. The MGuard EPS is designed to provide outstanding and lifelong embolic protection, without affecting deliverability. MGuard EPS is CE Mark approved. MGuard™ is not approved for sale in the U.S. by the U.S. Food and Drug Administration at this time.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on From 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For additional information:

InspireMD Desk

Redington, Inc.

+1-212-926-1733
+1-203-222-7399
inspiremd@redingtoninc.com